Exhibit 99.1

Vonage Reports Third Quarter 2019 Results

Third Quarter Highlights:

•	Business Service Revenues increased 37% GAAP or 23% adjusted, constant currency

•	API Platform Revenues increased 46% GAAP or 48% adjusted, constant currency

•	Vonage Business Revenues grew 34% GAAP to $207 Million

•	Consolidated Revenues of $303 Million grew 16% GAAP

•	Income from Operations of $6 Million and Adjusted OIBDA of $45 Million

•	Positioned by Gartner, Inc. in the Leaders and Visionaries quadrant of the Magic Quadrant for Contact Center as a Service (CCaaS), for Western Europe and North America, respectively

•	Unveiled the revitalized Vonage brand, unifying around a single global corporate identity

HOLMDEL, N.J., November 6, 2019 -- Vonage Holdings Corp. (NYSE: VG), a global business cloud communications leader, today announced results for the quarter ended September 30, 2019.

“The OneVonage platform and strategy is resonating with customers and partners. This single platform approach, combined with ownership of the core components enables us to innovate faster and deliver unique unified communications, contact center and API solutions to help companies transform the way they engage with their customers and employees,” said Alan Masarek, Chief Executive Officer.

Mr. Masarek continued, “Vonage remains a leader in programmable communications. Revenues from our API platform grew 48% on an adjusted, constant currency basis. In Applications, we are executing on a comprehensive plan to drive up-market. We’ve made a lot of progress on our strategy and continue to invest in the right areas. Market demand continues to grow, and Vonage is well-positioned for long-term success.”

Third Quarter Business Segment Results

•	Vonage Business Revenues were $207 million, representing 34% GAAP growth.

•	Business Service Revenues were $184 million, a 37% GAAP increase.

•	Adjusted to include acquisitions for all periods and other one-time items, Vonage Business Service Revenues(1) increased 21% year-over-year or 23% in constant currency.

•	API Platform Revenues (which are all service revenues) grew 46% GAAP and 44% adjusted or 48% adjusted, constant currency.

•	Applications Service Revenues grew 32% GAAP or 8% on both an adjusted and adjusted, constant currency basis.

•	Business Service Revenue Per Customer was $451, up 25% from the year-ago quarter.

•	Business Service Revenue Churn was 1.0%, improving from 1.1% in the year-ago quarter.

Third Quarter Consumer Segment Results

•	Consumer Revenues were $96 million, down 11% year-over-year.

•	Customer churn was 1.8%, flat compared to the year-ago quarter.

•	Average revenue per line ("ARPU") was $27.56, up $1.26 compared to the year-ago quarter.

•	Ended the quarter with approximately 1.1 million Consumer subscriber lines.

Consolidated Income and Balance Sheet

For the third quarter of 2019, Vonage reported consolidated revenues of $303 million, up from $262 million in the year-ago quarter.

The Company generated income from operations of $6 million, Adjusted Operating Income Before Depreciation and Amortization ("Adjusted OIBDA")(2) of $45 million, and Adjusted OIBDA minus Capex(2) of $31 million. Net Cash from Operations was $32 million and Free Cash Flow(3) was $18 million for the quarter.

As of September 30, 2019, the Company had a net debt to Last Twelve Months Adjusted OIBDA ratio of 3.6 times.

Guidance

For the fourth quarter of 2019, Vonage expects the following:

•	Vonage Business Revenues in the range of $214 million to $216 million.

•	Consumer Revenues in the area of $90 million to $91 million.

•
Consolidated Adjusted OIBDA in the range of $43 million to $46 million. Accordingly, 2019 Adjusted OIBDA is now expected to be in the $157 million to $160 million range. This change primarily reflects the increased lag in revenue recognition due to higher Deferred Revenues driven by larger new contact center customer bookings.

Conference Call and Webcast

The company will host a conference call to discuss its financial results for the third quarter of 2019 and other matters at 8:30 AM Eastern Time. To participate, please dial (866) 891-8177. International callers should dial (412) 902-6756.

A live webcast of the conference call will be available on the Vonage Investor Relations website. A replay of the webcast will also be available shortly after the conclusion of the call and may be accessed through Vonage's Investor Relations website or by dialing (877) 344-7529 or (412) 317-0088 for international callers and entering the passcode 10136257.

About Vonage
Vonage is redefining business communications once again. We're making communications more flexible, intelligent, and personal, to help enterprises the world over, stay ahead. We provide unified communications, contact centers and programmable communications APIs, built on the world's most flexible cloud communications platform. True to our roots as a technology disruptor, our flexible approach helps us to better serve the growing collaboration, communications, and customer experience needs of companies, across all communications channels.
Vonage Holdings Corp. is headquartered in New Jersey, with offices throughout the United States, Europe, Israel, Australia and Asia. To follow Vonage on Twitter, please visit www.twitter.com/vonage. To become a fan on Facebook, go to www.facebook.com/vonage. To subscribe on YouTube, visit www.youtube.com/vonage.

Investor Contact: Hunter Blankenbaker 732.444.4926; hunter.blankenbaker@vonage.com
Media Contact: Jo Ann Tizzano 732.365.1363; joann.tizzano@vonage.com

(1) This is a non-GAAP financial measure. Refer below to Table 5 for a reconciliation to GAAP total business revenues and business service revenues.
(2) This is a non-GAAP financial measure. Refer below to Table 3 for a reconciliation to GAAP income from operations.
(3) This is a non-GAAP financial measure. Refer below to Table 6 for a reconciliation to GAAP cash from operations.

VONAGE HOLDINGS CORP.
TABLE 1. CONSOLIDATED FINANCIAL DATA
(Dollars in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(audited)
Statement of Operations Data:
Revenues	$302,534	$297,584	$261,531	$879,659	$774,979

Operating Expenses:
Cost of revenues (excluding depreciation and amortization of $9,658, $9,144, $6,386, $28,220, and $19,046, respectively)	133,833	128,221	104,351	375,465	315,122
Sales and marketing	83,628	95,362	74,380	274,513	229,201
Engineering and development	16,901	16,891	14,309	50,318	35,504
General and administrative	41,306	36,615	37,620	113,380	97,376
Depreciation and amortization	21,319	20,662	16,024	63,195	51,886
	296,987	297,751	246,684	876,871	729,089
Income (Loss) from operations	5,547	(167)	14,847	2,788	45,890
Other Income (Expense):
Interest expense	(8,454)	(8,487)	(3,036)	(24,517)	(9,294)
Other income (expense), net	58	(147)	347	(505)	431
	(8,396)	(8,634)	(2,689)	(25,022)	(8,863)
(Loss) Income before income tax benefit/(expense)	(2,849)	(8,801)	12,158	(22,234)	37,027
Income tax (expense) benefit	(18,248)	13,325	(2,570)	5,127	5,644
Net (loss) income	$(21,097)	$4,524	$9,588	$(17,107)	$42,671
(Loss) Earning per common share:
Basic	$(0.09)	$0.02	$0.04	$(0.07)	$0.18
Diluted	$(0.09)	$0.02	$0.04	$(0.07)	$0.17
Weighted-average common shares outstanding:
Basic	242,336	242,475	239,303	241,786	236,775
Diluted	242,336	249,720	249,516	241,786	248,780

VONAGE HOLDINGS CORP.
TABLE 1. CONSOLIDATED FINANCIAL DATA - (Continued)
(Dollars in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(audited)
Statement of Cash Flow Data:
Net cash provided by operating activities	$31,783	$25,317	$28,528	$59,850	$94,463
Net cash used in investing activities	(16,809)	(11,679)	(37,177)	(39,262)	(49,184)
Net cash (used in) provided by financing activities	(14,259)	(12,761)	6,841	(6,234)	(50,130)
Capital expenditures and acquisition and development of software assets	(13,809)	(11,679)	(4,878)	(36,262)	(16,885)

	September 30,	December 31,
	2019	2018
	(unaudited)	(audited)
Balance Sheet Data (at period end):
Cash and cash equivalents	$18,741	$5,057
Restricted cash	2,054	2,047
Accounts receivable, net of allowance	94,423	75,342
Inventory, net of allowance	970	1,470
Prepaid expenses and other current assets	36,256	34,130
Deferred customer acquisition costs, current and non-current	63,201	49,636
Property and equipment, net	48,330	49,262
Goodwill	589,923	598,499
Operating lease right of use assets	53,561	—
Software, net	34,269	17,430
Intangible assets, net	255,256	299,911
Deferred tax assets	103,302	102,560
Other assets	32,148	24,144
Total assets	$1,332,434	$1,259,488
Accounts payable and accrued expenses	$163,646	$140,632
Operating lease liabilities, current and non-current	61,132	—
Deferred revenue, current and non-current	61,105	53,447
Total notes payable, net and indebtedness under revolving credit facility, including current portion	235,500	519,228
Convertible senior notes, net	273,265	—
Other liabilities	3,021	10,413
Total liabilities	$797,669	$723,720
Total stockholders' equity	$534,765	$535,768

VONAGE HOLDINGS CORP.
TABLE 2. SUMMARY CONSOLIDATED OPERATING DATA
(Dollars in thousands, except per line amounts)
(unaudited)
The table below includes revenues and cost of revenues that our management uses to measure the growth and operating performance of the business focused portion of our business:

Business	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Revenues:
Service revenues	$183,701	$180,014	$133,709	$523,060	$377,703
Access and product revenues(1)	12,120	11,707	12,427	35,524	37,674
Service, access and product revenues	195,821	191,721	146,136	558,584	415,377
USF revenues	10,709	8,299	7,499	27,563	22,768
Total revenues	$206,530	$200,020	$153,635	$586,147	$438,145

Cost of Revenues:
Service cost of revenues(2)	$87,352	$86,290	$59,600	$243,496	$172,917
Access and product cost of revenues(1)	13,858	13,594	14,887	41,323	43,291
Service, access and product cost of revenues	101,210	99,884	74,487	284,819	216,208
USF revenues	10,709	8,299	7,499	27,563	22,773
Total cost of revenues	$111,919	$108,183	$81,986	$312,382	$238,981

Service margin %	52.4%	52.1%	55.4%	53.4%	54.2%
Gross margin % ex-USF (Service, access and product margin %)	48.3%	47.9%	49.0%	49.0%	47.9%
Gross margin %	45.8%	45.9%	46.6%	46.7%	45.5%
(1) Includes customer premise equipment, access, professional services, and shipping and handling.
(2) Excludes depreciation and amortization of $8,492, $7,978, and $5,141 for the quarters ended September 30, 2019, June 30, 2019 and September 30, 2018, respectively, and $24,684 and $15,092 for the nine months ended September 30, 2019 and 2018, respectively.
The table below includes revenues and cost of revenues that our management uses to measure the growth and operating performance of the consumer focused portion of our business:

Consumer	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Revenues:
Service revenues	$83,981	$87,244	$97,093	$260,225	$301,954
Access and product revenues(1)	69	60	92	197	472
Service, access and product revenues	84,050	87,304	97,185	260,422	302,426
USF revenues	11,954	10,260	10,711	33,090	34,408
Total revenues	$96,004	$97,564	$107,896	$293,512	$336,834

Cost of Revenues:
Service cost of revenues(2)	$8,587	$8,861	$10,661	$26,706	$37,050
Access and product cost of revenues(1)	1,373	917	993	3,287	4,657
Service, access and product cost of revenues	9,960	9,778	11,654	29,993	41,707
USF revenues	11,954	10,260	10,711	33,090	34,434
Total cost of revenues	$21,914	$20,038	$22,365	$63,083	$76,141

Service margin %	89.8%	89.8%	89.0%	89.7%	87.7%
Gross margin % ex-USF (Service, access and product margin %)	88.1%	88.8%	88.0%	88.5%	86.2%
Gross margin %	77.2%	79.5%	79.3%	78.5%	77.4%
(1) Includes customer premise equipment, access, professional services, and shipping and handling.
(2) Excludes depreciation and amortization of $1,166, $1,166, $1,245 for the quarters ended September 30, 2019, June 30, 2019 and September 30, 2018, respectively. and $3,536 and $3,954 for the nine months ended September 30, 2019 and 2018, respectively.

The table below includes key operating data that our management uses to measure the growth and operating performance of the business focused portion of our business:

Business	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Service revenue per customer	$451	$440	$362	$435	$345
Business revenue churn	1.0%	1.0%	1.1%	1.1%	1.2%
The table below includes key operating data that our management uses to measure the growth and operating performance of the consumer focused portion of our business:

Consumer	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Average monthly revenues per line	$27.56	$26.89	$26.30	$26.91	$26.41
Subscriber lines (at period end)	1,136,112	1,185,835	1,341,662	1,136,112	1,341,662
Customer churn	1.8%	1.7%	1.8%	1.8%	1.8%

VONAGE HOLDINGS CORP.
TABLE 3. RECONCILIATION OF GAAP INCOME FROM OPERATIONS
TO ADJUSTED OIBDA AND TO ADJUSTED OIBDA MINUS CAPEX
(Dollars in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Income (Loss) from operations	$5,547	$(167)	$14,847	$2,788	$45,890
Depreciation and amortization	21,319	20,662	16,024	63,195	51,886
Amortization of costs to implement cloud computing arrangements	411	146	—	682	—
Share-based expense	12,941	11,271	8,484	32,152	23,690
Acquisition related transaction and integration costs	174	256	9,509	621	9,941
Acquisition related consideration accounted for as compensation	—	—	39	—	1,425
Organizational transformation	4,331	5,371	923	14,360	4,043
Adjusted OIBDA	44,723	37,539	49,826	113,798	136,875
Less:
Capital expenditures	(5,970)	(4,179)	(2,900)	(15,426)	(10,687)
Acquisition and development of software assets	(7,839)	(7,500)	(1,978)	(20,836)	(6,198)
Adjusted OIBDA Minus Capex	$30,914	$25,860	$44,948	$77,536	$119,990

VONAGE HOLDINGS CORP.
TABLE 4. RECONCILIATION OF GAAP NET INCOME TO
NET INCOME EXCLUDING ADJUSTMENTS
(Dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Net (loss) income	$(21,097)	$4,524	$9,588	$(17,107)	$42,671
Amortization of acquisition - related intangibles	13,962	13,818	8,746	41,959	26,170
Amortization of costs to implement cloud computing arrangements	411	146	—	682	—
Amortization of debt discount	2,948	487	—	3,435	—
Acquisition related transaction and integration costs	174	256	9,509	621	9,941
Acquisition related consideration accounted for as compensation	—	—	39	—	1,425
Organizational transformation	4,331	5,371	923	14,360	4,043
Tax effect on adjusting items	(4,583)	(4,217)	(7,283)	(12,822)	(14,761)
Net (loss) income excluding adjustments	$(3,854)	$20,385	$21,522	$31,128	$69,489
(Loss) Earnings per common share:
Basic	$(0.09)	$0.02	$0.04	$(0.07)	$0.18
Diluted	$(0.09)	$0.02	$0.04	$(0.07)	$0.17
Weighted-average common shares outstanding:
Basic	242,336	242,475	239,303	241,786	236,775
Diluted	242,336	249,720	249,516	241,786	248,780
(Loss) Earnings per common share, excluding adjustments:
Basic	$(0.02)	$0.08	$0.09	$0.13	$0.29
Diluted	$(0.02)	$0.08	$0.09	$0.12	$0.28
Weighted-average common shares outstanding:
Basic	242,336	242,475	239,303	241,786	236,775
Diluted	242,336	249,720	249,516	250,094	248,780

VONAGE HOLDINGS CORP.
TABLE 5. RECONCILIATION OF BUSINESS SEGMENT - GAAP REVENUES AND SERVICE REVENUES
TO BUSINESS SEGMENT - ADJUSTED REVENUES, ADJUSTED SERVICE REVENUES, ADJUSTED APPLICATIONS GROUP SERVICE REVENUES AND ADJUSTED API PLATFORM GROUP SERVICE REVENUES
(Dollars in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2019	2019	2018	2019	2018

Business total revenues	$206,530	$200,020	$153,635	$586,147	$438,145
Deferred revenue adjustment from acquired companies	760	1,656	—	4,915	—
Revenue from acquired companies (prior to acquisition) less revenue from divested businesses	—	—	19,052	—	57,089
Outage credits and significant one-time items	—	(440)	—	(440)	933
Adjusted Business total revenues	$207,290	$201,236	$172,687	$590,622	$496,167

Business service revenues	$183,701	$180,014	$133,709	$523,060	$377,703
Deferred revenue adjustment from acquired companies	760	1,656	—	4,915	—
Revenue from acquired companies (prior to acquisition) less revenue from divested businesses	—	—	18,961	—	56,776
Outage credits and significant one-time items	—	(440)	—	(440)	933
Adjusted Business service revenues	$184,461	$181,230	$152,670	$527,535	$435,412

Business service revenues	$183,701	$180,014	$133,709	$523,060	$377,703
Less: API Platform Group service revenue	80,331	78,082	55,106	218,276	149,412
Applications Group service revenue	103,370	101,932	78,603	304,784	228,291
Deferred revenue adjustment from acquired companies	760	1,656	—	4,915	—
Revenue from acquired companies (prior to acquisition) less revenue from divested businesses	—	—	18,148	—	50,805
Outage credits and significant one-time items	—	(440)	—	(440)	933
Adjusted Applications Group service revenues	$104,130	$103,148	$96,751	$309,259	$280,029

Business service revenues	$183,701	$180,014	$133,709	$523,060	$377,703
Less: Applications Group service revenue	103,370	101,932	78,603	304,784	228,291
API Platform Group service revenue	80,331	78,082	55,106	218,276	149,412
Revenue from acquired companies prior to acquisition	—	—	813	—	5,971
Adjusted API Platform Group service revenues	$80,331	$78,082	$55,919	$218,276	$155,383

VONAGE HOLDINGS CORP.
TABLE 6. FREE CASH FLOW
(Dollars in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Net cash provided by operating activities	$31,783	$25,317	$28,528	$59,850	$94,463
Less:
Capital expenditures	(5,970)	(4,179)	(2,900)	(15,426)	(10,687)
Acquisition and development of software assets	(7,839)	(7,500)	(1,978)	(20,836)	(6,198)
Free cash flow	$17,974	$13,638	$23,650	$23,588	$77,578

VONAGE HOLDINGS CORP.
TABLE 7. RECONCILIATION OF NOTES PAYABLE, INDEBTEDNESS UNDER REVOLVING CREDIT FACILITY, AND CAPITAL LEASES TO NET DEBT
(Dollars in thousands)
(unaudited)

	September 30,	December 31,
	2019	2018

Current portion of notes payable	—	10,000
Notes payable and indebtedness under revolving credit facility, net of current maturities	235,500	509,228
Convertible senior notes, net	273,265	—
Unamortized discount on debt	64,229	—
Unamortized debt related costs	7,506	772
Gross debt	580,500	520,000
Less:
Unrestricted cash	18,741	5,057
Net debt	$561,759	$514,943

Use of Non-GAAP Financial Measures
This press release includes measures defined as non-GAAP financial measures by Regulation G adopted by the Securities and Exchange Commission, including: adjusted Operating Income Before Depreciation and Amortization (“adjusted OIBDA”), adjusted OIBDA less Capex, adjusted net income, adjusted business total revenue, adjusted business service revenue, constant currency, net debt (cash), and free cash flow.
Adjusted OIBDA
Vonage uses adjusted OIBDA as a principal indicator of the operating performance of its business.
Vonage defines adjusted OIBDA as GAAP income (loss) from operations excluding depreciation and amortization, share-based expense, acquisition related transaction and integration costs, change in contingent consideration, acquisition related consideration accounted for as compensation, organizational transformation costs and loss on sublease.
Vonage believes that adjusted OIBDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of depreciation and amortization, which may vary from period to period without any correlation to underlying operating performance; of share-based expense, which is a non-cash expense that also varies from period to period; of one-time acquisition related transaction and integration costs, acquisition related consideration accounted for as compensation and change in contingent consideration, organizational transformation costs and loss on sublease.
The Company provides information relating to its adjusted OIBDA so that investors have the same data that the Company employs in assessing its overall operations. The Company believes that trends in its Adjusted OIBDA are valuable indicators of the operating performance of the Company on a consolidated basis.
The Company does not reconcile its forward-looking adjusted OIBDA to the corresponding GAAP measure of income from operations due to the significant variability and difficulty in making accurate forecasts with respect to the various expenses we exclude, as they may be significantly impacted by future events the timing and nature of which are difficult to predict or are not within the control of management.  As such, the Company has determined that reconciliations of this forward-looking non-GAAP financial measure to the corresponding GAAP measure is not available without unreasonable effort.
Adjusted OIBDA less Capex
Vonage uses adjusted OIBDA less Capex as an indicator of the operating performance of its business. The Company provides information relating to its adjusted OIBDA less Capex so that investors have the same data that the Company employs in assessing its overall operations. The Company believes that trends in its Adjusted OIBDA less Capex are valuable indicators of the operating performance of the Company on a consolidated basis because they provide our investors with insight into current performance and period-to-period performance.
Adjusted net income
Vonage defines adjusted net income, as GAAP net income (loss) excluding amortization of acquisition-related intangible assets, acquisition related transaction and integration costs, change in contingent consideration, acquisition related consideration accounted for as compensation, organizational transformation costs, loss on sublease and tax effect on adjusting items.
The Company believes that excluding these items will assist investors in evaluating the Company's operating performance and in better understanding its results of operations as amortization of acquisition-related intangible assets is a non-cash item, one-time acquisition related transaction and integration costs, change in contingent consideration, acquisition related consideration accounted for as compensation, loss on sublease and tax effect on adjusting items are not reflective of operating performance.
Constant Currency
Vonage reviews its results of operations on both an as reported and on a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our results of operations, consistent with how we evaluate our performance. We calculate constant currency percentages by converting our current period local currency financial results using the prior period exchange rates and comparing these adjusted amounts to our prior period reported results.
Net debt (cash)
Vonage defines net debt (cash) as the current maturities of capital lease obligations, current portion of notes payable, notes payable and indebtedness under revolving credit facility, net of current maturities and debt related costs, and capital lease obligations, net of current maturities, less unrestricted cash and marketable securities.
Vonage uses net debt (cash) as a measure of assessing leverage, as it reflects the gross debt under the Company's credit agreements and capital leases less cash available to repay such amounts. The Company believes that net cash is also a factor that first parties consider in valuing the Company.
Free cash flow
Vonage defines free cash flow as net cash provided by operating activities minus capital expenditures, purchase of intangible assets, and acquisition and development of software assets.
Vonage considers free cash flow to be a liquidity measure that provides useful information to management about the amount of cash generated by the business that, after the acquisition of equipment and software, can be used by Vonage for debt service and strategic opportunities. Free cash flow is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure.
The non-GAAP financial measures used by Vonage may not be directly comparable to similarly titled measures reported by other companies due to differences in accounting policies and items excluded or included in the adjustments, which limits its usefulness as a comparative measure. These non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.
Adjusted business total revenue and Adjusted business service revenue
Vonage defines adjusted business total revenue and adjusted business service revenues as business segment revenue and business segment service revenues to give effect for acquisition-related activities and other one-time items.

The Company does not reconcile its forward-looking adjusted business total revenue and adjusted business service revenue to the corresponding GAAP measures due to the significant variability and difficulty in making accurate forecasts with respect to the various acquisition-related and one-time events that we exclude, as they may be significantly impacted by future events the timing and nature of which are difficult to predict or are not within the control of management.  As such, the Company has determined that reconciliations of these forward-looking non-GAAP financial measures to the corresponding GAAP measures is not available without unreasonable effort.

Safe Harbor Statement
This press release contains forward-looking statements, including statements about acquisitions, acquisition integration, financing activity, growth priorities or plans, revenues, adjusted OIBDA, churn, seats, lines or accounts, average revenue per customer, cost of communications services, capital expenditures, new products and related investment, and other statements that are not historical facts or information, that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. In addition, other statements in this press release that are not historical facts or information may be forward-looking statements. The forward-looking statements in this release are based on information available at the time the statements are made and/or management's belief as of that time with respect to future events and involve risks and uncertainties that could cause actual results and outcomes to be materially different. Important factors that could cause such differences include, but are not limited to: the competition we face; the expansion of competition in the cloud communications market; risks related to the acquisition or integration of businesses we have acquired; our ability to adapt to rapid changes in the cloud communications market; the nascent state of the cloud communications for business market; our ability to retain customers and attract new customers cost-effectively; the risk associated with developing and maintaining effective internal sales teams and effective distribution channels; security breaches and other compromises of information security; risks associated with sales of our services to medium-sized and enterprise customers; our reliance on third-party hardware and software; our dependence on third-party facilities, equipment, systems and services; system disruptions or flaws in our technology and systems; our ability to comply with data privacy and related regulatory matters; our ability to scale our business and grow efficiently; our dependence on third party vendors; the impact of fluctuations in economic conditions, particularly on our small and medium business customers; our ability to obtain or maintain relevant intellectual property licenses or to protect our trademarks and internally developed software; restrictions in our debt agreements that may limit our operating flexibility; our ability to obtain additional financing if required; our ability to raise funds necessary to settle conversion of the 2024 convertible senior notes; conditional conversion features of the convertible senior notes; the cash settlement of the convertible senior notes; the effects of the capped call transactions in connection with the convertible senior notes; fraudulent use of our name or services; intellectual property and other litigation that have been and may be brought against us; reliance on third parties for our 911 services; uncertainties relating to regulation of business services; risks associated with legislative, regulatory or judicial actions regarding our business products; risks associated with operating abroad; risks associated with the taxation of our business; governmental regulation and taxes in our international operations; liability under anti-corruption laws or from governmental export controls or economic sanctions; our dependence on our customers' unimpeded access to broadband connections; foreign currency exchange risk; our history of net losses and ability to achieve consistent profitability in the future; our ability to fully realize the benefits of our net operating loss carry-forwards if an ownership change occurs; certain provisions of our charter documents; and other factors that are set forth in the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 and in the Company's Quarterly Reports on Form 10-Q filed with the SEC. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law, and therefore, you should not rely on these forward-looking statements as representing the Company's views as of any date subsequent to today.
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